As filed with the Securities and Exchange Commission on November 2, 2010
No. 333-48898

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXCEN BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-2783217 (I.R.S. Employer Identification Number)
c/o XRoads Solutions Group, LLC
400 Madison Avenue, 3rd Floor
New York, NY 10017
(212) 277-1100 and (212) 610-5631
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dennis Simon
President
c/o XRoads Solutions Group, LLC
400 Madison Avenue, 3rd Floor
New York, NY 10017
(212) 610-5631
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark D. Director, Esq. Andrew M. Herman, Esq. Kirkland & Ellis LLP 655 15th Street, N.W. Washington, DC 20005 (202) 879-5000
Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of "large accelerated filer,” “accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                 Accelerated filer ☐
Non-accelerated filer   ☐                                                 Smaller Reporting Company ☑

Explanatory Note:

NexCen Brands, Inc. (the “Company”), filed Form S-3 Registration Statement No. 333-48898 (the “Registration Statement”) on October 30, 2000, and it was later declared effective.  As the Company is not presently eligible to use Form S-3, the purpose of this Post-effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister any remaining shares of the Company’s common stock, par value $0.01, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-effective Amendment No. 1 is filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 1, 2010.

NEXCEN BRANDS, INC.

By:	/s/ Dennis Simon
DENNIS SIMON
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dennis Simon	President	November 1, 2010
DENNIS SIMON	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ David S. Oros	Chairman of the Board	November 1, 2010
DAVID S. OROS

/s/ James T. Brady	Director	November 1, 2010
JAMES T. BRADY

/s/ Paul Caine	Director	November 1, 2010
PAUL CAINE

/s/ Edward J. Mathias	Director	November 1, 2010
EDWARD J. MATHIAS

/s/ George P. Stamas	Director	November 1, 2010
GEORGE P. STAMAS